UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 19, 2005, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) unsealed a motion that was previously filed with the Bankruptcy Court by Adelphia Communications Corporation (the “Company”) and certain of its subsidiaries (collectively, with the Company, the “Debtors”) on April 8, 2005 (the “Modified Bidding Procedures Motion”).  The Modified Bidding Procedures Motion seeks approval of certain proposed modifications to the bidding procedures initially approved by the Bankruptcy Court by its order dated October 22, 2004.  In this motion, the Debtors requested that the Bankruptcy Court modify the initial bidding procedures to revise certain provisions of the “no-shop” requirement, expand the events that trigger the award of a breakup fee and approve certain termination rights.  The Bankruptcy Court also unsealed a related affidavit of Marc Abrams, dated April 8, 2005.  The foregoing summary is qualified in its entirety by reference to the Modified Bidding Procedures Motion and the affidavit, copies of which are attached as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference.  A hearing on the motion is scheduled for April 20, 2005.

The motion speaks as of April 8, 2005, and the Company disclaims any obligation to update information contained in the motion for events occurring or circumstances existing subsequent to that date.  The Company cautions you that no definitive agreement with Time Warner NY Cable LLC, Comcast Corporation or any other party has been reached as of the date of this filing and there can be no assurance that the Company will enter into any such agreement.  There can be no assurance whether the hearing on the motion will proceed as scheduled, or whether the motion will be granted.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 8.01  Other Events.

On April 18, 2005, the Bankruptcy Court unsealed an order to show cause, dated April 8, 2005, relating to the Modified Bidding Procedures Motion.  A copy of the order to show cause is attached as Exhibit 99.3 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1

Motion for Supplemental Order, Pursuant to Sections 105, 363, 364, 503, 507 and 1123 of the Bankruptcy Code, Approving Supplemental Bid Protections in Connection With the Sale of Substantially All of the Assets of Adelphia Communications Corporation and Certain of its Affiliates, dated April 8, 2005.

Exhibit 99.2	Affidavit of Marc Abrams Pursuant to Local Bankruptcy Rule 9077-1(a), dated April 8, 2005.

Exhibit 99.3

Order to Show Cause: (A) Scheduling Hearing to Consider Approval of Debtors’ Motion for Certain Relief; and (B) Authorizing the Debtors to File, and Directing the Clerk of the Court to Accept for Filing, Such Motion and Related Documents Under Seal, dated April 8, 2005.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, process for sale of the Company, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether a hearing will be held on April 20, 2005, whether an agreement will be reached with Time Warner NY Cable LLC, Comcast Corporation or any other party, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the Company’s pending bankruptcy proceeding and its ongoing sale process, results of litigation against the Company and government investigations of the Company, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, results and impacts of the process to sell the Company or its assets, pricing and availability of programming, equipment, supplies, and other inputs, the Company’s ability to upgrade its network, technological developments, and changes in general economic conditions.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2005	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ Brad M. Sonnenberg
Name: Brad M. Sonnenberg
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Motion for Supplemental Order, Pursuant to Sections 105, 363, 364, 503, 507 and 1123 of the Bankruptcy Code, Approving Supplemental Bid Protections in Connection with the Sale of Substantially All of the Assets of Adelphia Communications Corporation and Certain of its Affiliates, dated April 8, 2005.

99.2	Affidavit of Marc Abrams Pursuant to Local Bankruptcy Rule 9077-1(a), dated April 8, 2005.

99.3

Order to Show Cause: (A) Scheduling Hearing to Consider Approval of Debtors’ Motion for Certain Relief; and (B) Authorizing the Debtors to File, and Directing the Clerk of the Court to Accept for Filing, Such Motion and Related Documents Under Seal, dated April 8, 2005.